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                                                                   EXHIBIT 4.1.1

                      FIRST AMENDMENT TO CREDIT AGREEMENT

     This First Amendment to Credit Agreement ("Amendment") dates as of the 31st day of December, 1997, is entered into by and among McGRATH RENTCORP, a California corporation, as "Borrower," the banks listed on the signature pages hereof (individually a "Bank" and collectively "Banks"), and UNION BANK OF CALIFORNIA, NATIONAL ASSOCIATION, as agent for Banks (in such capacity, "Agent").

                                    RECITALS

     A. Pursuant to that Credit Agreement dated as of July 10, 1997, as amended from time to time ("Agreement"), among Borrower, the Banks and Agent, credit facilities have been made available to Borrower in a maximum aggregate principal amount of $70,000,000, consisting of a Basic Commitment Amount of $40,000,000 and a Reserve Commitment Amount of $30,000,000.

     B. Borrower has requested that the Agent and the Banks amend the Agreement to increase the Basic Commitment Amount to $50,000,000, and the Reserve Commitment Amount to $40,000,000, and to make such other amendments as are set forth below. The Agent and the Bank's are willing to effect such amendments upon the terms and subject to the conditions set forth below.

NOW, THEREFORE, the parties hereto agree as follows:

1. Unless otherwise defined herein, capitalized terms used in this Amendment shall have the respective meanings given to those terms in the Agreement.

2. The definitions of "Basic Commitment Amount" and "Reserve Commitment Amount", in Article One of the Agreement are hereby deleted and replaced with the respective definitions thereof set forth below:

          "Basic Commitment Amount" means the amount of Fifty Million Dollars ($50,000,000)."

          "Reserve Commitment Amount" means the amount of Forty Million Dollars ($40,000,000)."

3. The definition of "Pro Rata Share", in Article One of the Agreement is hereby deleted and replaced with the definition thereof set forth below:

          "Pro Rata Share" means, with respect to each Bank, the percentage set forth next to that Bank's name as follows:

                         Bank                Pro Rata Share      Commitment
                         ----                --------------      ----------

                         Union Bank of            34%            $30,600,000
                         California, N.A.

                         Bank of                  33%            $29,700,000
                         America, NT&SA

                         Fleet Bank, N.A.         33%            $29,700,000"


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4.   The Commitment amounts, the Pro Rata Share percentages, and the addresses for notices and other communications, of each of the Banks, as set forth on the signature pages of the Agreement are hereby deleted and replaced with the respective Commitment amounts, Pro Rata Share percentages, and addresses for notices and other communications, of each of the Banks set forth on the signature pages hereof.

5. Borrower hereby represents and warrants to the Agent and the Banks as follows:

     a. Each of the representations and warranties set forth in Article 6 of the Agreement is true and correct on the date hereof and, after giving effect to the amendments effected hereby on the Effective Date, will be true and correct on the Effective Date; and

     b. No Default or Event of Default has occurred and is continuing or exists under the Agreement on the date hereof and, after giving effect to the amendments effected hereby on the Effective Date, No Default or Event of Default will have occurred and be continuing or will exist under the Agreement on the Effective Date.

6. The amendments set forth in Sections 2, 3 and 4 above shall become effective on December 31, 1997 (the "Effective Date"), subject to receipt by the Agent of each of the following on or prior to the Effective Date:

     a. Counterparts of this Amendment, duly executed by Borrower, the Agent and each of the Banks;

     b. New Revolving Notes, appropriately completed and duly executed by Borrower, to the extent require by amendments to the Basic Commitment Amount; and

     c. A certificate of the secretary of Borrower certifying: (i) the corporate action taken by Borrower to authorize the execution, delivery and performance of this Amendment, and (ii) the incumbency of the officer(s) of Borrower authorized to execute this Amendment on behalf of Borrower.

7. On and after the Effective Date, all references in the Agreement or other Loan Documents to the Agreement shall mean the Agreement as amended hereby, and the term "Loan Documents" shall include this Amendment. On and after the Effective Date, all references in the Agreement or other Loan Documents to the Revolving Note(s) shall mean the Revolving Note(s) executed in connection with this Amendment. Except as specifically provided herein, all terms and conditions of the Agreement remain in full force and effect, without waiver or modification, and this Amendment and the Agreement shall be read together as one document.

8. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute on and the same agreement. This Agreement shall be governed by, and construed in accordance with, the laws of the state of California.

IN WITNESS WHEREOF, the parties have caused this Amendment to be executed by as of the date and year first written above.


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BORROWER:

McGRATH RENTCORP


By: __________________________

  Its: _________________________


     Notice Address:

     5720 Las Positas
     Livermore, California 94550
     Attention: Ms. Delight Saxton



BANKS:

UNION BANK OF CALIFORNIA,
NATIONAL ASSOCIATION,
individually and as Agent

By: __________________________

Its: _________________________


     Notice Address:

     350 California Street
     San Francisco, CA 94104
     Attention: Mr. Robert Vernagallo
                Vice President
     Fax No: (415) 705 7566

     Commitment:    $30,000,000
     Pro Rata Shre: 34%



FLEET BANK, N.A.


By: __________________________

  Its: _________________________
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     Notice Address:

     1185 Avenue of the Americas, 16th Floor
     New York, NY  10036
     Attention: Mr. Anthony C. Nocera
                Vice President
     Fax No: (212) 819 6211

     Commitment:      $20,700,000
     Pro Rata Share:  33%


BANK OF AMERICA NATIONAL
TRUST AND SAVINGS ASSOCIATION

By: __________________________

  Its: _________________________


     Notice Address:

     300 Lakeside Drive, Suite 250
     Oakland, CA 94612
     Attention: Mr. Kenneth J. Beck
                Vice President
     Fax No: (510) 273 5355

     Commitment:      $29,700,000
     Pro Rata Share:  33%